UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2016

ALLIANCE FIBER OPTIC PRODUCTS, INC.
(Exact Name of Registrant as Specified in Charter)

____________________________________

Delaware	0-31857	77-0554122
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

275 Gibraltar Drive Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

(408) 736-6900
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On April 7, 2016, Corning Incorporated, a New York corporation (“Parent”), Apricot Merger Company, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Alliance Fiber Optic Products, Inc., a Delaware corporation (“AFOP”), announced the entry into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, subject to the terms of the Merger Agreement, Parent will commence a tender offer (the “Offer”) to purchase any and all of the outstanding shares (the “Shares”) of AFOP common stock, $0.001 par value, at a price of $18.50 per share in cash, without interest (“Offer Price”), subject to any applicable withholding taxes.

The consummation of the Offer, and the obligation of Merger Sub to accept for payment and pay for Shares tendered pursuant to the Offer, is subject to various conditions set forth in the Merger Agreement, including, but not limited to (i) at least a majority of Shares (determined on a fully diluted basis excluding any options and other rights to acquire shares of common stock that are either out of the money or not vested or exercisable) being validly tendered in the Offer and not properly withdrawn, (ii) the receipt of required approvals, waivers and consents, and (iii) the satisfaction, or waiver by Merger Sub, of the other conditions and requirements set forth in Annex I to the Merger Agreement.

The Offer will expire at 12:00 a.m. Eastern Time on the date that is 20 business days (calculated in accordance with Rule 14d-1(g)(3) of the Securities Exchange Act of 1934) following the commencement of the Offer, unless extended in accordance with the terms of the Merger Agreement and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).

Following consummation of the Offer and upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into AFOP with AFOP surviving as a wholly-owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Share that is not tendered and accepted pursuant to the Offer (other than the Shares held in the treasury of AFOP, Shares held directly or indirectly by Parent or its subsidiaries, and Shares as to which appraisal rights have been perfected in accordance with applicable law) will be cancelled and converted into the right to receive cash in an amount equal to the Offer Price, without interest, on the terms and conditions set forth in the Merger Agreement.

In addition, at the Effective Time, (i) each outstanding and unexercised option to purchase Shares, or portion thereof, to the extent vested or becomes vested as of the Effective Time (each, a “Vested Option”), will be cancelled and converted into the right to a payment in cash of an amount equal to the product of (a) the total number of Shares subject to such Vested Option immediately prior to such cancellation and (b) the excess, if any, of the Offer Price over the exercise price per Share of such Vested Option immediately prior to such cancellation, (ii) each outstanding and unexercised option to purchase Shares, or portion thereof, that is unvested as of the Effective Time (each, an “Unvested Option”) will be assumed by Parent and converted into an option to purchase, subject to the same vesting schedule, that number of shares of common stock of Parent as is determined by multiplying the number of Shares that were subject to such Unvested Option immediately prior to the Effective Time by a conversion ratio described in the Merger Agreement, at a per share exercise price as is determined by dividing the per Share exercise price of such Unvested Option as in effect immediately prior to the Effective Time by such conversion ratio, (iii) each restricted stock unit representing a right to receive a Share that is outstanding and vested or becomes vested as of the Effective Time (each, a “Vested RSU”) will be cancelled and exchanged for the right to a payment in cash of an amount equal to the product of (y) the total number of Shares subject to such Vested RSU immediately prior to such cancellation and (z) the Offer Price, and (iv) each restricted stock unit representing a right to receive a Share to the extent unvested as of the Effective Time (each, an “Unvested RSU”) will be assumed by Parent and converted into an award with the same vesting terms and conditions entitling the holder to a payment in cash of an amount equal to the product of (aa) the total number of Shares subject to such Unvested RSU immediately prior to such conversion and (bb) the Offer Price.

The Merger Agreement provides that the Merger will be governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and shall be effected as soon as practicable following the consummation of the Offer without a meeting of the stockholders of AFOP pursuant in accordance with Section 251(h) of the DGCL.

The Merger Agreement contains customary representations and warranties by Parent, Merger Sub and AFOP. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of AFOP and its subsidiaries between signing and closing, restrictions on responses by AFOP with respect to alternative transactions, governmental filings and approvals and other matters.

The Merger Agreement generally prohibits AFOP’s solicitation of proposals relating to alternative business combination transactions and restricts AFOP’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions.

The Merger Agreement includes a remedy of specific performance for AFOP, Parent and Merger Sub. The Merger Agreement also contains termination rights for each of Parent, Merger Sub and AFOP, and further provides that upon termination of the Merger Agreement under specified circumstances, including termination by AFOP to accept and enter into a definitive agreement with respect to an unsolicited superior proposal, AFOP will be required to pay a termination fee of $10,541,022 million (approximately 3.5% of the aggregate Offer Price) (the “Breakup Fee”). A superior proposal is a written proposal pursuant to which a third party would acquire, among other acquisition structures set forth in the Merger Agreement, 50.1% or more of the assets of AFOP or the Shares or other equity interests in AFOP on terms that the board of directors of AFOP will have determined in good faith (after consultation with its independent financial advisors and its outside legal counsel) to be more favorable to AFOP’s stockholders from a financial point of view, and that, if accepted, is reasonably capable of being consummated in accordance with the terms proposed taking into account relevant factors. Any such termination of the Merger Agreement by AFOP is subject to certain conditions, including AFOP’s compliance with certain procedures set forth in the Merger Agreement and a determination by the board of directors of AFOP that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the entrance into a definitive agreement by AFOP with a third party and payment of the Breakup Fee by AFOP.

A copy of the joint press release issued by AFOP and Parent is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Scope of Merger Agreement Summary

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and which is incorporated herein by reference. The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement, and are intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, AFOP. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of AFOP, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

Additional Information and Where to Find It

The Offer described herein has not yet commenced. This Current Report on Form 8-K and the related exhibits are for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer will only be made through a Tender Offer Statement on Schedule TO, which will contain an offer to purchase, form of letter of transmittal and other documents relating to the tender offer (collectively, the “ Offer Materials”), each to be filed with the SEC by Parent. In addition, AFOP will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. Parent and AFOP expect to mail the Offer Materials and the Schedule 14D-9 to AFOP’s stockholders. Investors and stockholders are urged to carefully read these documents and the other documents relating to the transactions contemplated by the Merger Agreement when they become available because these documents will contain important information relating to the Offer and related transactions. The Offer Materials and the Schedule 14D-9 will also be available at no cost on the SEC’s web site at www.sec.gov.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and anticipated completion of the Offer and the proposed Merger; and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of AFOP, and are subject to significant risks and uncertainties. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and AFOP undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: potential adverse reactions, changes to business relationships or any litigation or adverse judgments relating to the Offer and proposed Merger; risks relating to the consummation of the Offer and the Merger, including the risk that closing conditions to the Offer or the proposed Merger will not be satisfied; any delays or issues related to any inquiry by, or requests or directions from, governmental authorities, including antitrust authorities, in connection with their reviews of the transaction; and any changes in general economic or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements include those set forth in AFOP’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 11, 2016, under the heading “Item 1A-Risk Factors” and in AFOP’s other reports and filings with the SEC.

Item 8.01 Other Events.

On April 7, 2016, AFOP and Corning issued a joint press release announcing that they had entered into the Merger Agreement. AFOP is furnishing a copy of the press release as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description
2.1	Agreement and Plan of Merger by and between Corning Incorporated, a New York corporation (“Parent”), Apricot Merger Company, a Delaware corporation and a wholly-owned subsidiary of Parent, and Alliance Fiber Optic Products, Inc., a Delaware corporation, dated April 7, 2016.*
99.1	Joint press release issued by Corning Incorporated and Alliance Fiber Optic Products, Inc. dated April 7, 2016.

*	Certain schedules and exhibits to this agreement have been have been omitted pursuant to Item 601(b)(2) of Regulation S-K. AFOP agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2016

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By:	/s/ Peter C. Chang
Peter C. Chang
President and Chief Executive Officer

EXHIBIT INDEX

2.1

Agreement and Plan of Merger by and between Corning Incorporated, a New York corporation (“Parent”), Apricot Merger Company, a Delaware corporation and a wholly-owned subsidiary of Parent, and Alliance Fiber Optic Products, Inc., a Delaware corporation, dated April 7, 2016.*

99.1	Joint press release issued by Corning Incorporated and Alliance Fiber Optic Products, Inc. dated April 7, 2016.

*	Certain schedules and exhibits to this agreement have been have been omitted pursuant to Item 601(b)(2) of Regulation S-K. AFOP agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.